UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2009
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada		88-0308867
(State or Other Jurisdiction of Incorporation)	001-15069 (Commission File Number)	(IRS Employer Identification No.)

P.O. Box 28936
Scottsdale, Arizona 85255
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2009, InPlay Technologies, Inc., a Nevada corporation (the “Company”), and its wholly owned subsidiary FinePoint Innovations, Inc. (“FinePoint”), executed a binding Asset Purchase Agreement (“APA”) with Wacom Co., Ltd. (the “Buyer”) pursuant to which the Company has agreed to sell substantially all of its assets, including all of the ownership rights, title and interest in and to the intellectual property pertaining to the digital computer pen and digitizer segment of the Company’s business, including without limitation the human interface device technology used in the Magic Point Pen and the Write Sense products.

The proposed purchase price is $2 million, of which $100,000 was previously paid to the Company upon execution of a Letter of Intent.

The transaction is subject to various covenants and conditions, including obtaining approval of the Company’s stockholders.

In connection with the APA, the Company, FinePoint, and the Buyer entered into a Loan and Security Agreement.  The discussion contained in Item 2.03 is hereby incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2009, the Company and FinePoint entered into a Loan and Security Agreement with Buyer pursuant to which Buyer has made an interest-free loan of $1.9 million to the Company.  Buyer disbursed $350,000 to the Company and deposited $1.55 million in a depository account to be held by Buyer.  The maturity date of the loan is October 5, 2009.  The loan is secured by the cash in the depository account as well as substantially all of the assets of the Company and FinePoint. The Company intends to use the initial $350,000 for legal, accounting and consulting fees, as well as working capital to close the transactions contemplated by the APA, which is subject to stockholder approval and other regulatory approvals, as necessary. Under the terms of the APA, at the closing of the transactions contempated by the APA the Buyer will forgive the Company’s obligations under the Loan and Security Agreement and release the cash retained in the depository account to the Company.

Item 7.01 Regulation FD Disclosure

Due to a lack of funds, the Company has ceased operations and is focused on the sale of its assets. Assuming stockholder approval is obtained, and the asset sale described above is completed, the Company intends to use the remaining cash to negotiate, settle and satisfy to the best of its ability obligations with all of its creditors.

Item 9.01      Financial Statements and Exhibits

2.5	Asset Purchase Agreement, dated June 26, 2009, between InPlay, FinePoint, and Wacom Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)

Date: July 6, 2009	By:	/s/ Mark R. Sokolowski
Mark R. Sokolowski
Chief Financial Officer

EXHIBIT INDEX

2.5	Asset Purchase Agreement, dated June 26, 2009, between InPlay, FinePoint, and Wacom Co. Ltd.